UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2001

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	005-62335	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Waterside Drive, Suite 200, Norfolk, VA 23510

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 11, 2001, the First Amendment to the Employment Agreement between the Registrant and Gregory Marshall was entered into. The amendment is attached hereto as Exhibit 99.1.

On October 11, 2001, the Second Amendment to the Employment Agreement between the Registrant and Gregory Marshall was entered into. The amendment is attached hereto as Exhibit 99.2.

On December 1, 2003, Hampton Roads Bankshares and Bank of Hampton Roads Executive Savings Plan between Registrant and executive employees including Jack Gibson, Donald Fulton, Tiffany Glenn, Gregory Marshall, Renee’ McKinney, and Julie Anderson was entered into. The plan summary is attached hereto as Exhibit 99.3.

On December 9, 2003, Amendment No. One to the Supplemental Retirement Agreement between the Registrant and Jack Gibson was entered into. The amendment is attached hereto as Exhibit 99.4.

On January 1, 2005, Bank of Hampton Roads, Inc., Supplemental Executive Retirement Plan between the Registrant and executive employees including Tiffany Glenn, Gregory Marshall, Renee’ McKinney, and Julie Anderson was entered into. The plan is attached hereto as Exhibit 99.5.

On November 22, 2005, the Personnel Committee of the Board of Directors approved the 2006 Executive Officers Bonus Plan covering Jack Gibson, Tiffany Glenn, Gregory Marshall, Renee McKinney, Donald Fulton and Julie Anderson. The plan summary is attached as Exhibit 99.6.

On March 13, 2001, the Board of Directors approved a Director Retirement Plan covering all of the board of directors members. The plan summary is attached hereto as Exhibit 99.7.

This information is being furnished pursuant to Item 1.01 “Entry into a Material Definitive Agreement” of Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit Title

99.1	First Amendment to the Employment Agreement between the Registrant and Gregory Marshall

99.2	Second Amendment to the Employment Agreement between the Registrant and Gregory Marshall

99.3	Hampton Roads Bankshares and Bank of Hampton Roads Executive Savings Plan Summary

99.4	Amendment No. One to the Supplemental Retirement Agreement between the Registrant and Jack Gibson

99.5	Bank of Hampton Roads, Inc., Supplemental Executive Retirement Plan

99.6	2006 Executive Officers Bonus Plan Summary

99.7	Director Retirement Plan Summary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date June 26, 2006	By:	/s/ Jack W. Gibson
Jack W. Gibson
President and Chief Executive Officer

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